================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               FILE NO: 333-118262

                                  Amendment #3

                                   AZZORO INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

         NEVADA                     1000                    77-0622733
----------------------        -------------------      ---------------------
(State or other jurisdiction  Standard Industrial      IRS Employer
of incorporation or           Classification           Identification Number
organization)

AZZORO INC.
Ted Burylo, President
455 Granville Street, Suite 500,
Vancouver, British Columbia
Canada                                                V6C 1T1
------------------------------                       ----------
(Name and address of principal                       (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                                (604) 209-4522
                                               Fax: (604) 681-7622
                                                    --------------

Approximate date of commencement of Proposed sale to the public:

                  as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                               |--|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.
                                                               |--|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF         AMOUNT TO           PROPOSED         PROPOSED      AMOUNT OF
EACH CLASS       BE                  MAXIMUM          MAXIMUM       REGISTRATION
OF               REGISTERED          OFFERING         AGGREGATE     FEE (2)
SECURITIES                           PRICE PER        OFFERING
TO BE                                SHARE (1)        PRICE (2)
REGISTERED
--------------------------------------------------------------------------------
Common Stock     2,710,000 shares    $0.20            $542,000      $66.14

(1)   Based on the last sales price on April 19, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


SUBJECT TO COMPLETION, Dated November 7, 2005

Agent for service of process:       Empire Stock Transfer Inc.
                                    7251 West Lake Mead Boulevard Suite 300
                                    Las Vegas, NV 89128

                                   PROSPECTUS
                                   AZZORO INC.
                                2,710,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                 The Date of This Prospectus Is: November 7, 2005

                        Table Of Contents

PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the Surprise Lake property, we may not be able to
     successfully commence commercial production ..............  7
  - Because our directors own 64.9% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ......... 8
  - Because our president and secretary have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail..............................  8
  -  Because our management has only limited experience in
     mineral exploration, our business has a higher risk of
     failure...................................................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .........   8
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  8
Forward-Looking Statements.....................................  9
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 14
Directors, Executive Officers, Promoters and Control Persons.. 14 Security Ownership of Certain Beneficial Owners and Management 16
Description of Securities ..................................... 16
Interest of Named Experts and Counsel ......................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 18
Organization Within Last Five Years ........................... 18
Description of Business ....................................... 18
Plan of Operations ............................................ 22
Description of Property ....................................... 22
Certain Relationships and Related Transactions ................ 23
Market for Common Equity and Related Stockholder Matters ...... 23
Executive Compensation ........................................ 24
Financial Statements .......................................... 25
Changes in and Disagreements with Accountants ................. 49

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Surprise Lake property, also known as the Short claims, located in British Columbia, Canada. We own a 100% interest in the eight mineral claims comprising the Surprise Lake property. We purchased these claims from Peter Burjoski of Atlin, British Columbia for a cash payment of $5,000.

Our objective is to conduct mineral exploration activities on the Surprise Lake property in order to assess whether it possesses economic reserves of gold, tungsten and molybdenum. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on January 15, 2004 under the laws of the state of Nevada. Our principal offices are located at 455 Granville Street, Suite 500, Vancouver, British Columbia, Canada. Our telephone number is (604) 209-4522.


The Offering:

Securities Being Offered     Up to 2,710,000 shares of common stock.

Offering Price               The selling shareholders  will sell  our shares  at
                             $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders will  determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all   of   the
                             2,710,000 shares of common stock have been sold,the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to
be Issued                    7,710,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                             of  the   common  stock   to  be  sold  under  this
                             prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.

Summary Financial Information


Balance Sheet               June 30, 2005     March 31, 2005     March 31, 2004
                             (unaudited)       (audited)           (audited)

Cash                          $21,567          $22,429                $ 26,371
Total Assets                  $21,567          $22,429                $ 26,371
Liabilities                    $8,611           $7,111                $  2,930
Total Stockholders' Equity    $12,956          $15,318                $ 23,441

Statement of Loss and Deficit

From Incorporation on January 15, 2004 to June 30, 2005 (unaudited)

Revenue                                 $     0
Net Loss                               ($21,044)


Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete all intended exploration of the Surprise Lake property, and therefore we will need to obtain additional financing in order to complete our business plan. As of November 7, 2005, we had cash in the amount of $14,466. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.


Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Surprise Lake property. While we have sufficient funds to conduct most of the initial exploration on the property, estimated to cost
$15,000, we will   require   additional   financing, likely in excess of
$2,000,000, in order to determine whether the   property    contains    economic
mineralization and an additional $15,000 to cover    our    anticipated
administrative  costs over the next year. We will also require  additional
financing   if the costs of the exploration of the Surprise Lake   property are
greater than  anticipated.

Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. We will need to commission a feasibility study, prepared by a professional geologist, which will determine whether mining operations are justified based on the costs to erect mining facilities on the property and the current sale prices of the mineralization discovered. We estimate that the cost of such a feasibility study would be $250,000.


We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, tungsten and molybdenite, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Surprise Lake property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Surprise Lake property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 15, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Surprise Lake property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Surprise Lake property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.


BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Surprise Lake property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended March 31, 2004 and 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SURPRISE LAKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Surprise Lake property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold, tungsten and molybdenum of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 64.9% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 64.9% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Ted Burylo spends approximately 50% his business time providing his services to us. Our secretary, Mr. Jeff Murdock spends only about 10% of his business time providing his services to us. While Mr. Burylo and Mr. Murdock presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Burylo and Mr. Murdock from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board.
 If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,710,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,700,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2004; and

2. 10,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 19, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering


Name of Selling                  Shares owned   Total Number of      Total Shares     Percent Owned
Stockholder                      Prior To This  Shares To Be         Owned Upon       Upon Completion
                                 Offering       Offered For Selling  Completion       Of This Offering
                                                Shareholders         of this
                                                Account              Offering
------------------------------------------------------------------------------------------------------
James Thiede
550 Beatty Street Suite 412
Vancouver, B.C.                  100,000        100,000              Nil              Nil

David Anderson
955 Burrard Street
Vancouver, B.C                   100,000        100,000              Nil              Nil

Kevin Klassen
50 West Cordova St Suite 201
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Sharon Lee-White
50 West Cordova St Suite 528
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Peter Burjoski
Box 176
Atlin, B.C                       100,000        100,000              Nil              Nil

Jonathan Shea
2726 Alder Street Suite 304
Vancouver, B.C.                  200,000        200,000              Nil              Nil

William Butler
2341 York Avenue Suite 29
Vancouver, B.C.                  100,000        100,000              Nil              Nil

William McCormack
2050 Rupert Street Suite 121
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Lorne Wenn
340 8th Street Suite 306
New Westminster, B.C.            100,000        100,000              Nil              Nil



Name of Selling                  Shares owned   Total Number of      Total Shares     Percent Owned
Stockholder                      Prior To This  Shares To Be         Owned Upon       Upon Completion
                                 Offering       Offered For Selling  Completion       Of This Offering
                                                Shareholders         of this
                                                Account              Offering
------------------------------------------------------------------------------------------------------

Parvin Selseleh
7478 Sandborne Ave.
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Chris Roger
7576 17th Avenue
Burnaby, B.C.                    100,000        100,000              Nil              Nil

G.E. Fenwick
755 Abbott Street Suite 365
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Shahram Fasihy
7478 Sandborne Ave.
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Michelle Janes
1435 Nelson Street Suite 209
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Marni Ziegler
7576 17th Avenue
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Hailey Wenn
2715 Blackwood Street
Victoria, B.C.                   100,000        100,000              Nil              Nil

Lara Wenn
2715 Blackwood Street
Victoria, B.C.                   100,000        100,000              Nil              Nil

Ben McCormack
3350 East 5th Avenue
Vancouver, B.C.                  100,000        100,000              Nil              Nil

Guy Lawson
340 8th Street
New Westminster, B.C.            100,000        100,000              Nil              Nil

Ron Teti
4101 Rose Crescent
West Vancouver, B.C.             100,000        100,000              Nil              Nil



Name of Selling                  Shares owned   Total Number of      Total Shares     Percent Owned
Stockholder                      Prior To This  Shares To Be         Owned Upon       Upon Completion
                                 Offering       Offered For Selling  Completion       Of This Offering
                                                Shareholders         of this
                                                Account              Offering
------------------------------------------------------------------------------------------------------

Elaheh Fasihy
7478 Sandborne Ave
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Seyed Mostafa Fasihi
7478 Sandborne Ave
Burnaby, B.C.                    100,000        100,000              Nil              Nil

E. Edwards
7576 17th Avenue
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Brian Glaum
5145 Sperling Avenue
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Randy Pesto
5189 Norfolk Street
Burnaby, B.C.                    100,000        100,000              Nil              Nil

Harold McDougall
450 Cordova Street, Suite 231
Vancouver, B.C.                  100,000        100,000              Nil              Nil

William McMillan
1435 Nelson Street Suite 209
Vancouver, B.C.                    5,000          5,000              Nil              Nil

Frank Kramaric
518 Richards Street Suite 315
Vancouver, B.C.                    5,000          5,000              Nil              Nil


The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,710,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
* contains a toll-free telephone number for inquiries on disciplinary actions;
* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
* contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*      with bid and offer quotations for the penny stock;
* details of the compensation of the broker-dealer and its salesperson in the transaction;
* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
----------------                 ---
Ted Burylo                        64
Jeff Murdock                      36


Executive Officers:

Name of Officer                  Age               Office
---------------------            ---               -------
Ted Burylo                        64               President, Chief Executive
                                                   Officer, Treasurer, Principal
                                                   Accounting Officer
                                                   and a Director

Jeff Murdock                      36               Secretary and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Ted Burylo has acted as our president, chief executive officer treasurer and as a director since our incorporation on January 15, 2004. He is an independent businessman that provides consulting services to junior venture companies. From March 2001 to January 2003, Mr. Burylo acted as online marketing executive for Stockscape Network Group, Inc., a private investor relations consulting and marketing firm for publicly trading companies.

Since August 2002 and October 2003 respectively, Mr. Burylo has acted as a director of Algorithm Media Inc. and Bellhaven Ventures Inc., both of which are reporting issuers in Alberta and British Columbia. Algorithm Media Inc. is involved in the operation of a music recording studio. Bellhaven Ventures Inc. is involved in the exploration of mineral properties.

Mr. Burylo does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Burylo intends to devote 50% of his business time per week to our affairs.

Mr. Jeff Murdock has acted as our secretary and as a director since January 21, 2004. Since March 1999 has acted as a corporate communications services consultant for Iciena Ventures Inc., an Alberta and British Columbia reporting company that is involved in silver and diamond property exploration.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


Title of Class    Name and address         Amount of beneficial      Percent of
                  of beneficial owner      ownership                 class

Common Stock      Ted Burylo               2,500,000                 32.43%
                  President, Chief
                  Executive Officer,
                  Principal Accounting
                  Officer, Director
                  455 Granville Street
                  Suite 500
                  Vancouver, B.C.

Common Stock      Jeff Murdock             2,500,000                 32.43%
                  Secretary and Director
                  1422 East 3rd Avenue
                  Suite 201
                  Vancouver, B.C.,
                  V5N 5R5

Common Stock      All officers and
                  directors as a group
                  that consists of two
                  people                   5,000,000                 64.86%


The percent of class is based on 7,710,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 7, 2005, there were 7,710,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.
 Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on January 15, 2004 under the laws of the state of Nevada. On that date, Ted Burylo was appointed as president, secretary, chief executive officer, principle accounting officer and director. Mr. Burylo acts as our sole promoter. Mr. Murdock was appointed as our secretary and a director on January 21, 2004. Concurrently, Ted Burylo resigned as our secretary.

Mr. Burylo has not received, and has no agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in eight contiguous lode mineral claims collectively known as the Surprise Lake property and also referred to as the Short claims. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Surprise Lake property in order to ascertain whether it possesses economic quantities of gold, tungsten and molybdenite. There can be no assurance that economic mineral deposits or reserves exist on the Surprise Lake property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Surprise Lake property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The Surprise Lake Property is located approximately 22 miles northeast of Atlin, British Columbia at the north end of Surprise Lake. Atlin is located on the east shore of Atlin Lake in northwestern British Columbia and is approximately 61 miles south of Jakes Corner, Yukon on the Alaska Highway and approximately 113 miles from Whitehorse, Yukon. A community air strip enables air access by small planes into Atlin. The south end of Surprise Lake may be accessed by local roads that are passable by wheeled vehicles in the summer months and by snowmobiles in winter. The north end of the lake can be reached by circuitous routes comprising placer miners' roads.

Surprise  Lake is about 16 miles long,  varies in width from about 0.62 miles to
1.86 miles across and is oriented north-northeasterly in a sub-alpine valley. The nearby terrain is typically post-glacial and features gentle slopes and poplar thickets of willow brush and berry bushes, sparse evergreen stands and poplar thickets. The lake is at an elevation of 3,090 feet and surrounding mountain ranges rise to about 6,561 feet. The claims are located in the valley bottom of upper Pine Creek that enters the north end of Surprise Lake.

The Atlin area enjoys a favorable climate with warm summers, cold winters and only slight precipitation, equally in the form of rain and snow. Permafrost is present in sheltered areas, but is not a serious impediment to mining operations.

Surprise Lake Property Staking and Purchase Agreement

On January 29, 2004, we entered into an agreement with Mr. Peter Burjoski of Atlin, British Columbia, whereby he agreed stake and sell to us a total of eight mineral claims located approximately 22 miles northeast of Atlin, British
Columbia in an area having the potential to contain gold, tungsten and molybdenum mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $5,000 to Mr. Burjoski.

Exploration History

The Atlin mining district, inclusive of the Surprise Lake property, achieved recognition in 1898 with the discovery of placer gold. The term placer refers to the natural tendency of heavy minerals to sink in moving water. Gold, due to its high density and coupled with the effect of gravity, will naturally concentrate and settle in areas of moving streams and lakes where other, lighter substances have been carried away by the flow of water and other moving particles.

Following the 1898 discovery, several government geological reconnaissance missions were sent to the Atlin area where attention was focused on placer mines and the interpretation of glacial history as a guide to prospective areas of gold accumulation.

Although mining exploration in this area was most active from 1898 through 1910, it has been continuous through the present time. During the 1970s, technical surveys and drillings were conducted on molybdenum deposits west of Surprise Lake. A regional geochemical survey of Atlin was completed in 1977 and geochemists of the Geological Survey of Canada conducted field studies in selected parts of the Atlin district as part of the focused geological initiative.

In recent years, staff of the Geological Survey Branch have undertaken a number of focused initiatives in the area, particularly with respect to potential mineralized areas located in a northwesterly trending belt that lies immediately east of Atlin Lake and nearby placer mining areas.


Geological Assessment Report: Surprise Lake Property

We have obtained a geological summary report on the Surprise Lake property that was prepared by Mr. Erik A. Ostensoe, a professional geologist, of Vancouver, British Columbia. The report discusses the geology of the area surrounding and particular to the Surprise Lake property, and makes a recommendation for further exploration work.

In his report, Mr. Ostensoe concludes that the Surprise Lake property has the potential to host skarn mineral deposits. A skarn is broadly defined as a concentration of volcanic rocks that are found alongside and host occurrences of ore. Since skarns are often associated with mineralization, they are generally targets for mineral exploration.

Conclusions

Mr. Ostensoe, the author of the geological report on the Surprise Lake property, believes that the area has potential for skarn occurrences of gold, tungsten and molybdenum. Since placer gold in nearby streams has not been related to any source, he recommends that all drainages in and near the claims be prospected by panning techniques. Further exploration for placer gold bearing channels may involve the use of seismic refraction surveys to locate and delineate buried channels. Heavy equipment may be required to excavate and access the gravels therein. Investigation of possible bedrock sources related to anomalous geochemical results may require one or more geophysical surveys. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

An initial examination could be completed in about two to three weeks. Costs including wages, camp, access, transportation and contingencies are estimated to be less than $15,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size,tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -   Water discharge will have to meet water standards;

      -   Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      -   Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

      - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.

Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our  plan  of  operation  for  the  twelve  months  following  the  date of this prospectus is to complete the recommended exploration program on the Surprise Lake property consisting of panning techniques, a seismic refraction survey, excavation, and one or more of an electromagnetic, magnetic, resistivity and induced polarization survey. We anticipate that the program will cost approximately $15,000. To date, we have not commenced exploration on the Surprise Lake property.

Panning involves placing loose soil and water in a container shaped like a frying pan. Through movement of the soil in the water, heavier minerals, such as gold, are separated from lighter material in the soil. The technique is used to determine the whether valuable minerals are present in surface soil on the property. Panning is usually conducted by a geologist or his assistant.

Seismic refraction surveys are used in mineral exploration to define flat to moderately-dipping deposits by determine soil and rock mass. A geologist uses a machine known as a seismograph in order to determine distances of certain rocks from sound emitted by the seismograph. The results provide the geologist with information concerning the distance of rock formations underneath the earth's surface.

Excavation will involve removing the surface soil using a  backhoe or bulldozer.
Our consulting geologist will then take rock and soil samples from the   bedrock
below and analyze them for mineral content.


Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Resistivity surveying involves measuring the flow of electrical current through subsurface layers of rock. The results help detect lateral and vertical changes in subsurface electrical properties.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.

For each of the above surveys, the geologist  and   an   assistant use hand held
equipment that provides readings that   can   indicate the potential for certain
types of mineral deposits to be present.


In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $30,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.


As well, in order to determine whether the Surprise Lake property contains economic mineralization, it is likely that we will have to spend in excess of an additional $2,000,000. We would expect to incur these expenses over five years following the completion of the proposed exploration discussed above. Such funds would either be raised through the sale of our common stock or by approaching a joint venture partner, likely a larger mineral exploration and development company, to provide the required funding in consideration of an interest in the property. We have not undertaken any efforts to locate a joint venture partner.

Even once we have completed all proposed exploration on the Surprise Lake property, we will need to commission a feasibility study, prepared by a professional geologist, which will determine whether mining operations are justified based on the costs to erect mining facilities on the property and the current sale prices of the mineralization discovered. We estimate that the cost of such a feasibility study would be $250,000. This study would be completed following our completion of the additional $2,000,000 in exploration that would be necessary to determine whether the property contains economic mineralization, or in approximately six years.


We do not expect to earn any revenue from operations until we have either commenced mining operations on the Surprise Lake property or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For Period Ending March 31, 2005

We have not earned any revenues from our incorporation on January 15, 2004 to March 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Surprise Lake property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $18,682 for the period from our inception on January 15, 2004 to March 31, 2005. These operating expenses were comprised of $7,000 for mineral property expenditures, $10,214 in accounting and audit fees, $783 in office and miscellaneous fees and $685 in filing fees.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own a 100% interest in eight lode mineral claims comprising the Surprise Lake property. We do not own or lease any property other than the Surprise Lake property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Ted Burylo;
  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  30  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after January 20, 2005 and a total of 2,500,000 shares of our common stock are available for resale to the public after January 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal 76,100 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended March 31, 2004 and subsequent to that period to the date of this prospectus.

Annual Compensation

                                                Restricted Options/ LTIP  Other
                                          Other Stock      * SARs  payouts Comp
Name    Title       Year   Salary  Bonus  Comp. Awarded      (#)     ($)
----------------------------------------------------------------------------
Ted    Pres., CEO   2005     $0      0     0     0             0     0
Burylo & Director   2004     $0      0     0     0             0     0

Jeff    Sec. and    2005     $0      0     0     0             0     0
Murdock Director    2004     $0      0     0     0             0     0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Burylo or Mr. Murdock. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending March 31, 2005 and 2004, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements



3.  Interim financial statements for the period ending June 30, 2005, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

                                   AZZORO INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                             March 31, 2005 and 2004









REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Azzoro Inc.

We have audited the balance sheets of Azzoro Inc. (an exploration stage company) as at March 31, 2005 and March 31, 2004 and the statements of operations, stockholders' equity and cash flows for the year ended March 31, 2005, the period from inception on January 15, 2004 to March 31, 2004 and the period from inception on January 15, 2004 to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2005 and March 31, 2004 and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2005, the period from inception on January 15, 2004 to March 31, 2004 and the period from inception on January 15, 2004 to March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception of operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "Dale Matheson Carr-Hilton LaBonte"

                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
July 4, 2005




                                   AZZORO INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                             March 31, 2005 and 2004

                                                                                2005                2004
                                                                                ----                ----
                                     ASSETS
                                     ------
CURRENT ASSETS
   Cash                                                                  $         22,429     $         26,371
                                                                          ===============      ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $          7,111     $          2,930
                                                                          ---------------      ---------------

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 4)
     Authorized:
        75,000,000 common shares, $0.001 par value,
     Issued and outstanding:
        7,710,000 common shares (March 31, 2004 - 7,700,000)                        7,710                7,700
Additional paid in capital                                                         26,290               24,300
Deficit accumulated during the exploration stage                            (      18,682)        (      8,559)
                                                                          ---------------      ---------------
                                                                                   15,318               23,441
                                                                          ---------------      ---------------
                                                                         $         22,429     $         26,371
                                                                          ===============      ===============


    The accompanying notes are an integral part of these financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
             for the year ended March 31, 2005, for the period from
                 January 15, 2004 (inception) to March 31, 2004
             and for the period from January 15, 2004 (inception) to
                                 March 31, 2005

                                                                 Year           January 15, 2004     January 15, 2004
                                                                ended            (Inception) to       (Inception) to
                                                              March 31,            March 31,            March 31,
                                                                 2005                 2004                 2005
                                                                 ----                 ----                 ----
Expenses
   Accounting and audit fees                              $          7,284     $          2,930     $         10,214
   Filing                                                              685                    -                  685
   Office and miscellaneous                                            154                  629                  783
   Mineral property costs (Note 3)                                   2,000                5,000                7,000
                                                           ---------------      ---------------      ---------------
Net loss for the period                                   $         10,123     $          8,559     $         18,682
                                                           ===============      ================     ===============
Basic loss per share                                      $           0.00     $           0.00
                                                           ===============      ===============
Weighted average number of shares outstanding                    7,709,548            5,464,474
                                                           ===============      ===============


    The accompanying notes are an integral part of these financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
             for the year ended March 31, 2005, for the period from
                 January 15, 2004 (inception) to March 31, 2004
             and for the period from January 15, 2004 (inception) to
                                 March 31, 2005

                                                              Year           January 15, 2004       January 15, 2004
                                                             ended         (Inception) to March      (Inception) to
                                                           March 31,                31,                 March 31,
                                                              2005                 2004                   2005
                                                              ----                 ----                   ----
Operating Activities
   Net loss for the period                             $  (       10,123)   $  (        8,559)    $  (       18,682)
   Change in non-cash working capital balance
   related to operations
     Accounts payable and accrued
     Liabilities                                                   4,181                2,930                 7,111
                                                        ----------------     ----------------      ----------------
Net Cash used in operating activities                     (        5,942)      (        5,629)       (       11,571)
                                                        ----------------     ----------------      ----------------
Financing Activity
   Proceeds on sale of common stock                                2,000               32,000                34,000
                                                        ----------------     ----------------      ----------------
Net Cash from financing activity                                   2,000               32,000                34,000
                                                        ----------------     ----------------      ----------------
(Decrease) increase in cash during the period                     (3,942)              26,371                22,429

Cash, beginning of the period                                     26,371                    -                     -
                                                        ----------------     ----------------      ----------------
Cash, end of the period                                $          22,429    $          26,371     $          22,429
                                                        ================     ================      ================

Supplemental cash flow information:
     Interest paid                                    $                -    $               -     $               -
                                                       =================     =================     ================
     Income taxes paid                                $                -    $               -     $               -
                                                       =================     =================     ================

    The accompanying notes are an integral part of these financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY for
              the period January 15, 2004 (Inception) to March 31,
                                      2005

                                                                                           Deficit
                                                                                         Accumulated
                                                                         Additional       During the
                                               Common Shares               Paid-in       Exploration
                                     ----------------------------------
                                          Number         Par Value         Capital          Stage            Total
                                          ------         ---------         -------          -----            -----
Balance, January 15, 2004                         -   $            -   $            -  $            -   $            -

Capital stock issued for cash
 - at $0.001 per share                    5,000,000            5,000                -               -            5,000
 - at $0.01 per share                     2,700,000            2,700           24,300               -           27,000
Net loss for the period                           -                -                -      (    8,559)     (     8,559)
                                       ------------    -------------    -------------   -------------    -------------
Balance, March 31, 2004                   7,700,000            7,700           24,300      (    8,559)          23,441

Capital stock issued for cash
 - at $0.20 per share                        10,000               10            1,990               -            2,000
Net loss for the period                           -                -                -      (   10,123)     (    10,123)
                                       ------------    -------------    -------------   --------------   -------------
Balance, March 31, 2005                   7,710,000   $        7,710   $       26,290  $   (   18,682)  $       15,318
                                      =============    =============    =============   ==============   =============

    The accompanying notes are an integral part of these financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2005

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on January 15, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $18,682 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans form directors and or private placement of common stock.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Exploration Stage Company
              -------------------------
              The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2005 - Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Mineral Property
              ----------------
              Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. As at March 31, 2005, any potential costs relating to the retirement of the Company's mineral property interest are not yet determinable.

              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2005 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              At March 31, 2005 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------

              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------
              In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2005 - Page 4

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Stock-based Compensation - (cont'd)
              ------------------------
              The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company will apply the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To March 31, 2005 the Company has not granted any stock options.

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Recent Accounting Pronouncements
              --------------------------------
              In December  2004,  the FASB issued  SFAS No. 153,  "Exchanges  of
              Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2005 - Page 5

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              --------------------------------
              standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

Note 3        Mineral Property
              ----------------
              Shorts Claims
              -------------
              By a mineral property staking and purchase agreement dated January 29, 2004, the Company acquired a 100% undivided right, title and interest in and to eight mineral claims, known as "Shorts Claims", located in the province of British Columbia, Canada by the payment of $5,000. During the year the Company also incurred $2,000 of mineral property costs. To date the Company has incurred costs of $7,000 on the Short Claims.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2005 - Page 6

Note 3        Mineral Property - (cont'd)
              ----------------
              Shorts Claims (cont'd)
              -------------
              The Property is held in trust for the Company. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder. At March 31, 2005 the title to the Property has not been recorded in the name of the Company.

Note 4        Capital Stock
              -------------

              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from January 15, 2004 (Inception) to March 31, 2004 the Company issued 7,700,000 shares of common stock for total proceeds of $32,000. During the year ended March 31, 2005 the Company issued 10,000 shares of common stock for total proceeds of $2,000. At March 31, 2005 there were no outstanding stock options or warrants.

Note 5        Income Taxes
              ------------
              The significant components of the Company's deferred tax assets are as follows:

                                                                                March 31,             March 31,
                                                                                  2005                   2004
                                                                                  -----                  ----
             Deferred Tax Assets
             Non-capital loss carryforward                               $        2,802        $        1,284
             Less:  valuation allowance for deferred tax asset            (       2,802)        (       1,284)
                                                                          -------------         -------------
                                                                         $            -        $            -
                                                                          =============         =============

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $18,700 at March 31, 2005 which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2025. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                   AZZORO INC.

                         (An Exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                             June 30, 2005 and 2004

                                   (Unaudited)







BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE INTERIM FINANCIAL STATEMENTS

                                  AZZORO INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS



                                                                              June 30,            March 31,
                                                                                2005                2005
                                                                                ----                ----
                                                                             (Unaudited)

                                     ASSETS

CURRENT ASSETS
   Cash                                                                  $         21,567     $         22,429
                                                                         ================     ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $          8,611     $          7,111
                                                                         ----------------     ----------------

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 4)
     Authorized:
        75,000,000 common shares, $0.001 par value,
     Issued and outstanding:
        7,710,000 common shares (March 31, 2005 - 7,710,000)                        7,710                7,710
Additional paid in capital                                                         26,290               26,290
Deficit accumulated during the exploration stage                            (      21,044)       (      18,682)
                                                                         ----------------     ----------------
                                                                                   12,956               15,318
                                                                         ----------------     ----------------
                                                                         $         21,567     $         22,429
                                                                         ================     ================


     The accompanying notes are an integral part of these interim financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
             for the three months ended June 30, 2005, and 2004, and
        for the period from January 15, 2004 (inception) to June 30, 2005
                                   (Unaudited)


                                                          Three months ended   Three months ended    January 15, 2004
                                                               June 30,             June 30,       (Inception) to June
                                                                                                           30,
                                                                 2005                 2004                 2005
                                                                 ----                 ----                 ----
Expenses
   Accounting and audit fees                              $          1,928     $              -     $         12,142
   Filing                                                              324                    -                1,009
   Office and miscellaneous                                            110                   46                  893
   Mineral property costs (Note 3)                                       -                    -                7,000
                                                          ----------------     ----------------     ----------------
Net loss for the period                                   $          2,362     $             46     $         21,044
                                                          ================     ================     ================
Basic loss per share                                      $           0.00     $           0.00
                                                          ================     ================
Weighted average number of shares outstanding                    7,710,000            7,708,187
                                                          ================     ================



     The accompanying notes are an integral part of these interim financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                        INTERIM STATEMENTS OF CASH FLOWS
               for the three months ended June 30, 2005 and 2004,
             and for the period from January 15, 2004 (inception) to
                                  June 30, 2005
                                   (Unaudited)


                                                       Three months ended   Three months ended      January 15, 2004
                                                            June 30,             June 30,            (Inception) to
                                                                                                        June 30,
                                                              2005                 2004                   2005
                                                              ----                 ----                   ----
Operating Activities
   Net loss for the period                             $  (        2,362)   $  (           46)    $  (       21,044)
   Change in non-cash working capital balance
   related to operations
     Accounts payable and accrued
     Liabilities                                                   1,500                 (428)                8,611
                                                      ------------------    ------------------    ------------------
Net Cash used in operating activities                     (          862)      (          474)       (       12,433)
                                                      ------------------    ------------------    ------------------
Financing Activity
   Proceeds on sale of common stock                                    -                2,000                34,000
                                                      ------------------    ------------------    ------------------
Net Cash from financing activity                                       -                2,000                34,000
                                                      ------------------    ------------------    ------------------
(Decrease) increase in cash during the period                       (862)               1,526                21,567

Cash, beginning of the period                                     22,429               26,371                     -
                                                      ------------------    ------------------    ------------------
Cash, end of the period                                $          21,567    $          27,897     $          21,567
                                                      ==================    ==================    ==================


Supplemental cash flow information:
     Interest paid                                    $                -    $                -   $                -
                                                      ==================    ==================   ==================

     Income taxes paid                                $                -    $                -   $                -
                                                      ==================    ==================   ==================



     The accompanying notes are an integral part of these interim financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY for
               the period January 15, 2004 (Inception) to June 30,
                                      2005
                                   (Unaudited)


                                                                                           Deficit
                                                                                         Accumulated
                                                                         Additional       During the
                                               Common Shares               Paid-in       Exploration
                                     ----------------------------------
                                          Number         Par Value         Capital          Stage            Total
                                          ------         ---------         -------          -----            -----

Balance, January 15, 2004                         -   $            -   $            -  $            -   $            -

Capital stock issued for cash
 - at $0.001 per share                    5,000,000            5,000                -               -            5,000
 - at $0.01 per share                     2,700,000            2,700           24,300               -           27,000
Net loss for the period                           -                -                -      (    8,559)     (     8,559)
                                          ---------   --------------   --------------  ---------------  ---------------
Balance, March 31, 2004                   7,700,000            7,700           24,300      (    8,559)          23,441

Capital stock issued for cash
 - at $0.20 per share                        10,000               10            1,990               -            2,000
Net loss for the period                           -                -                -      (   10,123)     (    10,123)
                                          ---------   --------------   --------------  ---------------  ---------------
Balance, March 31, 2005                   7,710,000            7,710           26,290      (   18,682)          15,318
Net loss for the period                           -                -                -      (    2,362)     (     2,362)
                                          ---------   --------------   --------------  ---------------  ---------------
Balance, June 30, 2005                    7,710,000   $        7,710   $       26,290  $   (   21,044)  $       12,956
                                          =========   ==============   ==============  ===============  ===============



     The accompanying notes are an integral part of these interim financial statements

                                   AZZORO INC.
                         (An Exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (Unaudited)

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on January 15, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $21,044 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

              Unaudited Interim Financial Statements
              --------------------------------------
              The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the period ended March 31, 2005 included in the Company's SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending March 31, 2006.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Exploration Stage Company
              -------------------------
              The Company complies with Financial Accounting Standards Board Statement ("FASB") No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2005 - Page 2
(Unaudited)


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Mineral Property
              ----------------
              Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. As at June 30, 2005, any potential costs relating to the retirement of the Company's mineral property interest has not been determined.

              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2005 - Page 3
(Unaudited)


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              At June 30, 2005 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------
              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------
              In December 2002, the FASB issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2005 - Page 4
(Unaudited)

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Stock-based Compensation - (cont'd)
              -----------------------------------
              The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company will apply the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To June 30, 2005 the Company has not granted any stock options or recoded any stock based compensation expense.

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Recent Accounting Pronouncements
              --------------------------------
              In December  2004,  the FASB issued  SFAS No. 153,  "Exchanges  of
              Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2005 - Page 5
(Unaudited)


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              --------------------------------
              standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

Note 3        Mineral Property
              ----------------
              Shorts Claims
              -------------
              By a mineral property staking and purchase agreement dated January 29, 2004, the Company acquired a 100% undivided right, title and interest in and to eight mineral claims, known as "Shorts Claims", located in the province of British Columbia, Canada by the payment of $5,000. During the year ended March 31, 2005 the Company incurred $2,000 of mineral property costs. To date the Company has incurred costs of $7,000 on the Short Claims.

Azzoro Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2005 - Page 6
(Unaudited)


Note 3        Mineral Property - (cont'd)
              ---------------------------
              Shorts Claims (cont'd)
              ----------------------
              The Property is held in trust for the Company. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder. At June 30, 2005 the title to the Property has not been recorded in the name of the Company.

Note 4        Capital Stock
              -------------

              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from January 15, 2004 (Inception) to March 31, 2004 the Company issued 7,700,000 shares of common stock for total proceeds of $32,000. During the year ended March 31, 2005 the Company issued 10,000 shares of common stock for total proceeds of $2,000. At June 30, 2005 there were no outstanding stock options or warrants.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II



                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee           $      66.14
Transfer Agent Fees                                           $   1,000.00
Accounting and auditing fees and expenses                     $   5,000.00
Legal fees and expenses                                       $   7,500.00
Edgar filing fees                                             $   1,500.00
                                                              ------------
Total                                                         $  15,066.14
                                                              ============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on January 23, 2004. The total amount received from this offering was $5,000. As part of this offering, we issued 2,500,000 shares of our common stock to Mr. Ted Burylo on January 20, 2004 and 2,500,000 shares to Mr. Jeff Murdock on January 23, 2004. Mr. Burylo is our president, chief executive officer and a director. Mr. Murdock is our secretary and a director.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,700,000 shares of our common stock at a price of $0.01 per share to a total of 26 purchasers on March 31, 2004. The total amount received from this offering was $26,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                       Name of Shareholder              Number of Shares
                       -----------------------          ----------------

                       James Thiede                          100,000
                       David Anderson                        100,000
                       Kevin Klassen                         100,000
                       Sharon Lee-White                      100,000
                       Peter Burjoski                        100,000
                       Johnathan Shea                        200,000
                       William Butler                        100,000
                       William McCormack                     100,000
                       Lorne Wenn                            100,000
                       Parvin Selseleh                       100,000
                       Chris Roger                           100,000
                       Harold McDougall                      100,000
                       G.E. Fenwick                          100,000
                       Shahram Fasihy                        100,000
                       Michelle Janes                        100,000
                       Marni Ziegler                         100,000
                       Hailey Wenn                           100,000
                       Lara Wenn                             100,000
                       Ben McCormack                         100,000
                       Guy Lawson                            100,000
                       Ron Teti                              100,000
                       Elaheh Fasihy                         100,000
                       Seyed Mostafa Fasihi                  100,000
                       E. Edwards                            100,000
                       Brian Glaum                           100,000
                       Randy Pesto                           100,000

We completed an offering of 10,000 shares of our common stock at a price of $0.20 per share to a total of two purchasers on April 19, 2004. The total amount received from this offering was $2,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                       Name of Shareholder               Number of Shares
                       -------------------               ----------------

                       William McMillan                        5,000
                       Frank Kramaric                          5,000


Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit

Number    Description


  3.1*    Articles of Incorporation
  3.2*    Bylaws
  5.1     Legal opinion to be provided prior to the effective date
 10.1*    Mineral Property Staking and Purchase Agreement dated January 29, 2004
 23.1     Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

* filed as an exhibit to our registration statement on Form SB-2 filed on August 16, 2004

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 7, 2005.

                                            Azzoro Inc.

                                            By: /s/ Ted Burylo
                                                ------------------------------
                                                Ted Burylo, President, Chief
                                                Executive Officer, Principal
                                                Accounting Officer and
                                                Director

                                Power of Attorney

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted Burylo, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY IN WHICH SIGNED             DATE

/s/ Ted Burylo             President, Chief Executive          November 7, 2005
-----------------------    Officer, Treasurer, Principal
Ted Burylo                 Accounting Officer, Chief Financial
                           Officer and Director

/s/ Jeff Murdock           Secretary and Director              November 7, 2005
-----------------------
Jeff Murdock